Lydall, Inc	Telephone 860-646-1233
One Colonial Road	Facsimile 860-464-4917
Manchester, CT 06042-2378	www.lydall.com

Exhibit 99.1
NewsRelease

LYDALL ANNOUNCES FINANCIAL RESULTS
FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2015

●	Q4 2015 adjusted EPS of $0.46, up 39% from adjusted Q4 2014 EPS
●	2015 adjusted EPS of $2.10, a company record, up 21% from 2014 adjusted EPS
●	Organic sales growth of 6.7% in Q4 2015; 3.0% in 2015
●	2015 adjusted operating margin of 10.3%, up 160 basis points

MANCHESTER, CT – February 24, 2016 – LYDALL, INC. (NYSE: LDL) today announced financial results for the fourth quarter and year ended December 31, 2015.

Net sales in the fourth quarter of 2015 increased 3.0% to $131.4 million compared to $127.6 million in the fourth quarter of 2014, including unfavorable foreign currency translation of $4.6 million, or 3.6%. Organic sales growth was 6.7%, principally driven by increased automotive end-market demand and share gain.

Net income in the fourth quarter of 2015 was $5.3 million, or $0.31 per diluted share, compared to $5.7 million, or $0.34 per diluted share, in the fourth quarter of 2014. Net income in the fourth quarter of 2015 was negatively impacted by non-cash charges related to an intangible asset impairment of $1.4 million and discrete income tax charges of $1.2 million. Excluding these charges, adjusted earnings per share were $0.46, up 39.4%, compared to adjusted earnings per share of $0.33 for the fourth quarter of 2014.

Net sales in 2015 were $524.5 million compared to $535.8 million in 2014. Organic sales growth of 3.0% in 2015 was offset by unfavorable foreign currency translation of 4.9% and the net impact of an acquisition in 2014 and a divestiture in 2015 of 0.6%. Adjusted gross margin in 2015 was 23.3% compared to 21.5% in 2014, and adjusted operating margin was 10.3% in 2015 compared to 8.7% in 2014. Net income in 2015 was $46.3 million, or $2.71 per diluted share, compared to $21.8 million, or $1.28 per diluted share, in 2014. Adjusted EPS was $2.10 per share in 2015 compared to adjusted EPS of $1.74 in 2014.

Dale Barnhart, President and Chief Executive Officer, stated, “We are pleased with our fourth quarter results and the solid finish to 2015 with record earnings. In the fourth quarter, we achieved organic growth of 6.7%, adjusted gross margin expansion of 240 basis points and adjusted operating margin expansion of 270 basis points. Organic sales growth in the fourth quarter and throughout 2015 was led by the Fibers, Industrial Filtration and Metals segments due to strong demand from the automotive platforms we serve and continued execution of planned synergy programs in the Industrial Filtration segment. Lower demand for filtration and life sciences products, as well as insulation products from oil price-driven market softness, negatively impacted the Performance Materials segment during the fourth quarter and 2015. The Fibers segment was the most significant contributor to the Company’s overall expansion in margins.”

Below are financial highlights comparing quarter ended December 31, 2015 (“Q4 2015”) results to quarter ended December 31, 2014 (“Q4 2014”) results:

•
Net sales increased by $3.8 million, or 3.0%; organic sales grew by 6.7% and tooling net sales increased 3.8%, partially offset by 3.6% of unfavorable foreign currency translation and lower net sales of 3.9% as a result of a divested business;

•
Gross margin increased 240 basis points to 22.2%, compared to adjusted gross margin of 19.8% in Q4 2014, primarily due to improvement in the Thermal/Acoustical Fibers segment from higher parts sales, lower raw material costs and labor and overhead efficiencies;

•	Adjusted operating margin was 9.0% in Q4 2015, compared to 6.3% in Q4 2014; and

•
Effective tax rate was 48.9%, compared to 31.3% in Q4 2014, with the increase driven by $1.2 million of non-cash deferred tax charges as a result of state tax law changes and the $1.4 million intangible asset impairment charge without a tax benefit.

Cash less debt was $55.4 million at December 31, 2015 compared to $21.1 million at December 31, 2014, with the increase primarily driven by improved operating performance net of debt repayments of $20.6 million.

Mr. Barnhart added, “Entering 2016, we are seeing stable demand for our products at levels consistent with the second half of 2015. While Performance Materials demand continues to remain somewhat soft, orders in our automotive segments remain healthy. We are well positioned to execute on our long-term strategy for profitable growth through organic sales growth, geographic expansion, lean initiatives and acquisitions. From a liquidity standpoint, we have the ability to fund strategic initiatives that will drive profitable growth.”

Conference Call

Lydall will host a conference call on February 25, 2016, at 11:00 a.m. Eastern Time to discuss results for its fourth quarter and year ended December 31, 2015 as well as general matters related to its businesses and markets. The call may be accessed at (888) 338-7142, from within the U.S., or (412) 902-4181, internationally. In addition, the audio of the call will be webcast live and will be available for replay on the Company's website at www.lydall.com in the Investor Relations' Section. A recording of the call will be available from 1:00 p.m. Eastern Time on February 25, 2016 through 11:59 p.m. Eastern Time, March 3, 2016 at (877) 344-7529, from within the U.S., or (412) 317-0088, internationally, pass code 10081299. Additional information, including a presentation outlining key financial data supporting the conference call, can be found on the Company’s website www.lydall.com under the Investors Relations’ Section.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including organic sales, adjusted gross margin, adjusted operating income, adjusted operating margin and adjusted earnings per share. The attached financial tables address the non-GAAP measures used in this press release and reconcile non-GAAP measures to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods or forecasts. Non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact, including statements about the outlook for 2016, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations”, “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future operating or financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties which include, among others, worldwide economic cycles that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability, disruptions in the global credit and financial markets, including diminished liquidity and credit availability, foreign currency volatility, swings in consumer confidence and spending, unstable economic growth, raw material pricing and supply issues, fluctuations in unemployment rates, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations, and with respect to possible violations of German anti-trust laws by employees in our German operation could have a negative impact on the Company’s results of operations and financial condition. Accordingly, the Company’s actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Lydall’s Annual Report on Form 10-K for the year ended December 31, 2015.

These forward-looking statements speak only as of the date of this press release, and Lydall does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company.

Lydall, Inc. is a New York Stock Exchange listed company, headquartered in Manchester, Connecticut with global manufacturing operations producing specialty engineered products for the thermal/acoustical and filtration/separation markets. For more information, visit http://www.lydall.com. is a registered trademark of Lydall, Inc. in the U.S. and other countries.

-MORE-

For further information:
David D. Glenn
Vice President, Corporate Development and Investor Relations
Telephone 860-646-1233
Facsimile 860-646-4917
info@lydall.com
www.lydall.com

Summary of Operations
In thousands except per share data
(Unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,

	2015	2014	2015	2014

Net sales	$131,398	$127,583	$524,505	$535,829
Cost of sales	102,181	102,021	402,008	420,851
Gross profit	29,217	25,562	122,497	114,978

Selling, product development and administrative expenses	18,688	17,492	70,020	80,930
Operating income	10,529	8,070	52,477	34,048

Interest expense	160	274	755	1,093
Other income, net	(35)	(547)	(654)	(701)
Income before income taxes	10,404	8,343	71,023	33,656

Income tax expense	5,085	2,610	24,764	11,809
Net income	$5,319	$5,733	$46,259	$21,847

Earnings per share:
Basic	$0.32	$0.34	$2.76	$1.31
Diluted	$0.31	$0.34	$2.71	$1.28

Weighted average number of common shares outstanding	16,751	16,799	16,746	16,662
Weighted average number of common shares and equivalents outstanding	17,095	17,105	17,084	17,003

Summary of Segment Information
and Other Products and Services
In thousands
(Unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net Sales

Performance Materials Segment	$23,946	$27,135	$101,478	$115,866
Industrial Filtration Segment	34,876	29,876	139,133	112,220
Thermal/Acoustical Metals Segment	41,444	38,470	160,932	164,265
Thermal/Acoustical Fibers Segment	36,479	28,757	138,747	128,591
Other Products and Services:
Life Sciences Vital Fluids	—	4,930	1,671	19,682
Eliminations and Others	(5,347)	(1,585)	(17,456)	(4,795)
Consolidated Net Sales	$131,398	$127,583	$524,505	$535,829

Operating Income

Performance Materials Segment	$719	$2,005	$6,790	$9,706
Industrial Filtration Segment	2,373	1,595	13,431	6,412
Thermal/Acoustical Metals Segment	3,194	3,339	15,517	13,823
Thermal/Acoustical Fibers Segment	9,367	5,636	37,086	29,167
Other Products and Services:
Life Sciences Vital Fluids	—	339	118	1,582
Corporate Office Expenses	(5,124)	(4,844)	(20,465)	(26,642)
Consolidated Operating Income	$10,529	$8,070	$52,477	$34,048

Financial Position
In thousands except ratio data
(Unaudited)
	December 31, 2015	December 31, 2014

Cash and cash equivalents	$75,909	$62,051
Working capital	$158,303	$140,229
Total debt	$20,479	$40,930
Stockholders' equity	$245,225	$212,599
Total capitalization	$265,704	$253,529
Total debt to total capitalization	7.7%	16.1%

Cash Flows
In thousands
(Unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net cash provided by operating activities	$21,213	$11,129	$36,110	$41,628
Net cash (used for) provided by investing activities	$(5,185)	$(5,328)	$7,905	$(93,489)
Net cash (used for) provided by financing activities	$(19,531)	$(18,978)	$(26,707)	$42,549
Depreciation and amortization	$4,307	$4,469	$17,275	$17,646
Capital expenditures	$(5,185)	$(5,330)	$(20,645)	$(13,971)

Common Stock Data
Quarter Ended December 31,
	2015	2014

High	$38.86	$33.57
Low	$28.16	$25.33
Close	$35.48	$32.82

During the fourth quarter of 2015, 5,475,806 shares of Lydall common stock (LDL) were traded on the New York Stock Exchange.

Non-GAAP Measures
In thousands except ratio and per share data
(Unaudited)

The following table addresses the non-GAAP measures used in this press release and reconciles the non-GAAP measures to the most directly comparable GAAP measures:

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net sales, as reported	$131,398	$127,583	$524,505	$535,829
Divested business	—	(4,930)	(1,671)	(19,682)
Net sales, adjusted	$131,398	$122,653	$522,834	$516,147

Gross profit, as reported	$29,217	$25,562	$122,497	$114,978
Divested business	—	(1,334)	(534)	(6,026)
Purchase accounting adjustment	—	—	—	2,053
Gross profit, adjusted	$29,217	$24,228	$121,963	$111,005

Gross margin, as reported	22.2%	20.0%	23.4%	21.5%
Gross margin, adjusted	22.2%	19.8%	23.3%	21.5%

Operating income, as reported	$10,529	$8,070	$52,477	$34,048
Divested business	—	(339)	(118)	(1,582)
Long-lived asset impairment charge	1,354	—	1,354	—
Pension settlement expense	—	—	—	4,914
Sales commission settlement expense	—	—	—	2,900
Transaction expenses	—	—	—	2,572
Purchase accounting adjustment	—	—	—	2,053
Operating income, adjusted	$11,883	$7,731	$53,713	$44,905

Operating margin, as reported	8.0%	6.3%	10.0%	6.4%
Operating margin, adjusted	9.0%	6.3%	10.3%	8.7%

Earnings per share, reported	$0.31	$0.34	$2.71	$1.28
Divested business, net of tax of $44 in 2015 and $129 and $601, respectively, in 2014	$—	$(0.01)	$—	$(0.06)
Gain on sale of divested business, net of tax of $6,807	$—	$—	$(0.69)	$—
Long-lived asset impairment charge	$0.08	$—	$0.08	$—
Pension settlement expense, net of tax of $1,867	$—	$—	$—	$0.18
Sales commission settlement expense, net of tax of $895	$—	$—	$—	$0.12
Transaction expenses, net of tax of $240	$—	$—	$—	$0.14
Purchase accounting adjustment, net of tax of $620	$—	$—	$—	$0.08
Discrete income tax charges	$0.07	$—	$—	$—
Earnings per share, adjusted	$0.46	$0.33	$2.10	$1.74

This press release reports adjusted results for 2015 which exclude the non-cash intangible asset impairment charge and the discrete income tax charges. This press release reports adjusted results in 2014 which exclude transaction related charges and purchase accounting adjustments associated with the Industrial Filtration acquisition and one-time pension and sales commission settlement expenses.

Organic Sales
(Unaudited)

	Quarter Ended	Year Ended
	December 31,	December 31,
	2015	2015
Sales change, as reported	3.0%	(2.1)%
Acquisition/Divestiture, net	3.9%	0.6%
Foreign currency translation	3.6%	4.9%
Change in tooling sales	(3.8)%	(0.4)%
Organic sales growth	6.7%	3.0%

This press release provides information regarding organic sales growth, defined as net sales change excluding (1) sales from the acquired and sold businesses (2) the impact of foreign currency translation and (3) change in tooling sales. Management believes that the presentation of organic sales growth is useful to investors because it enables them to assess, on a consistent basis, sales trends related to the Company selling products to customers, without the impact of foreign currency rate changes that are not under management's control and do not reflect the performance of the Company and management. Tooling sales are excluded because tooling revenue is not generated from selling the Company's products to customers, but rather is reimbursement from our customers for the design and production of tools used by the Company in our manufacturing processes. Tooling sales can be sporadic and may mask underlying business conditions and obscure business trends.